Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13(d) of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to the Class A Common Stock, par value $0.0001 per share, of MSP Recovery, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: June 2, 2022

/s/ John H. Ruiz
Name:	John H. Ruiz

JOCRAL FAMILY LLLP

By:	John H. Ruiz Revocable Living Trust
Title:	General Partner

By:	/s/ John H. Ruiz
Name:	John H. Ruiz
Title:	Co-Trustee

RUIZ GROUP HOLDINGS LIMITED, LLC

By:	/s/ John H. Ruiz
Name:	John H. Ruiz
Title:	Manager

/s/ Frank C. Quesada
Name:	Frank C. Quesada

MAYRA RUIZ

By:	/s/ Alexandra Plasencia
as attorney in fact for Mayra Ruiz

QUESADA GROUP HOLDINGS, LLC

By:	/s/ Frank C. Quesada
Name:	Frank C. Quesada
Title:	Manager

MDA, SERIES LLC

By:	/s/ Frank C. Quesada
Name:	Frank C. Quesada
Title:	Member

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By:	/s/ John H. Ruiz
Name: John H. Ruiz
Title: Member

SERIES MRCS

By:	/s/ Frank C. Quesada
Name: Frank C. Quesada
Title: Manager and Member

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